Calculation of Filing Fee Tables
S-8
STAAR SURGICAL CO
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	3,900,000	$ 28.98	$ 113,022,000.00	0.0001381	$ 15,608.34
Total Offering Amounts:						$ 113,022,000.00		$ 15,608.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 15,608.34
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 to which this exhibit relates shall also cover any additional shares of the common stock, $0.01 par value per share (the "Common Stock"), of STAAR Surgical Company (the "Company") that become issuable under the STAAR Surgical Company Amended and Restated Omnibus Equity Incentive Plan, as amended (the "Plan"), by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Common Stock on the Nasdaq Global Market on June 18, 2026. The Company is registering 3,900,000 shares of Common Stock issuable under the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources